EXHIBIT 14.2

KPM PROPERTY MAP

April 2003



Bag Bay
McKINNON REEF ZONE
MIKADO BAY ZONE
GRANO ZONE
felsic intrusive
N
SIRDAR OCCURRENCE
mafic volcanics
CEDAR ISLAND MAINLAND ZONE
mafic volcanics
BRECCIA VEIN
BULLION OCCURRENCE
felsic intrusive
No. 3 VEIN SHAFT
mafic volcanics
OLD ONTARIO OCCURRENCE
Machin Property
IMPERIAL MINE
No. 11 VEIN
mafic volcanics
felsic intrusive
0
0.5
1.0
kilometers
Helldiver Bay
Shoal Lake
Amador Gold Corp.
April 2003
KPM Property
Kenora, Ontario
General Geology Map
LEGEND
shaft
trench/outcrop
zones